Exhibit 99.1

[3D Systems Logo]	News Release
3D Systems Corporation
333 Three D Systems Circle
Rock Hill, SC 29730
www.3dsystems.com
NASDAQ: TDSC

Investor Contact:	Chanda Hughes	Media Contact:	Katharina Hayes
	803-326-4010		803-326-3941
	Email: HughesC@3dsystems.com		Email: HayesK@3dsystems.com

3D Systems Cures NASDAQ Deficiency
- TDSC continues its common stock listing on
The Nasdaq Stock Market -
     ROCK HILL, South Carolina, May 4, 2007 - 3D Systems Corporation (NASDAQ: TDSC), a leading provider of 3-D Modeling, Rapid Prototyping and Manufacturing solutions, today announced that it has received notice from The Nasdaq Stock Market of a determination that the company’s filing delinquency has been cured by the company’s filing on April 30, 2007 of its Annual Report on Form 10-K for the year ended December 31, 2006 and the company’s common stock will continue to be listed on The Nasdaq Stock Market.
     On April 5, 2007, the company received a notice that its common stock was subject to delisting from The Nasdaq Stock Market. The notice was issued as a result of the previously announced delayed filing of the company’s Annual Report on Form 10-K for the year ended December 31, 2006. Timely filing of periodic reports with the Securities and Exchange Commission is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14). The company requested and was granted an oral hearing originally scheduled for later this month before a Nasdaq Listing Qualifications Panel. That hearing has now been rendered moot.
     “I am extremely pleased that our filing delinquency has been cured and our shares continue to be listed on The Nasdaq Stock Market,” said Abe Reichental, 3D Systems’ President and Chief Executive Officer. “We are committed to taking all actions that are necessary to maintain our Nasdaq listing going forward.”

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About 3D Systems Corporation
     3D Systems is a leading provider of 3-D Modeling, Rapid Prototyping and Manufacturing solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Transform your products.
     More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.
Forward-Looking Statements
     Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations, including matters relating to its continued listing on The Nasdaq Stock Market and related matters described herein, and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors” and “Risk Factors” in the company’s periodic

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filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.